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                                SERVICE AGREEMENT


               THIS AGREEMENT, made this 21st day of June, 2000, by:

                 DERIVATIVES PORTFOLIO MANAGEMENT, L.L.C.
                                   Two Worlds Fair Drive
                                   P.O. Box 6741
                                   Somerset, New Jersey  08875-6741
                                   ("DPM")
and
                                   ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P. 1000 Hart Road
                                   Barrington, Illinois 60010
                                   (the "Client")

                                 RECITALS


         A.   DPM is engaged in the financial accounting service business.

         B. Client desires to engage DPM and DPM agrees to provide services to client on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

         1. SERVICES OF DPM. Client hereby authorizes DPM to perform those services herein enumerated (the "Activities") as follows:

         A) Generate daily activity reports, portfolio reports, portfolio summary reports, fund summary reports, profit and loss reports, and net asset value reports by computing, adjusting, verifying, updating and reconciling data obtained from trading advisors and brokers;

         B) Compile and prepare monthly reports of realized and unrealized gain/loss; calculate monthly net asset value; prepare monthly financial statements including balance sheets and income statements; prepare a monthly general ledger accompanied by appropriate documentation including reconciliations and detailed fee schedules; Limited Partner monthly account statements;

         C) Maintain records of the General Ledger, broker's statements, trader reports and other relevant reports received;

         D) Serve as the client's subscription and redemption agent. As subscription agent, DPM will process new subscriptions, add new subscribers to the list of limited partners, assign the appropriate number of units per subscription, compute the net asset value per unit and process all requests for redemption; and


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         E) Draft U.S. Federal tax Schedule K-1s for the Client's partners with supporting documentation for the Client's tax preparers to review and approval.

         2. BROKER SERVICES. DPM will not perform the services of a trading broker, including, without limitation, executions of transactions, payment of brokerage commissions, confirmations of transactions to Client, transmittal of monthly account statements to Client, enforcement of any margin requirements, or the custody of funds or securities.

         3. COMPLIANCE SERVICES. DPM and Client recognize and acknowledge that DPM's services pursuant to this Agreement are solely limited to performance of the Activities. Nothing contained herein, expressed or implied, is intended or shall be construed to confer upon DPM any duty to ensure that Client or any related entities are acting in compliance with any applicable domestic or international laws or regulations.

         4. SOLE RESPONSIBILITY FOR THE ACTIVITIES. Client will not authorize any other party to perform the Activities.

         5. AUTHORIZATION FOR DPM COMMUNICATIONS. Client hereby authorizes DPM to communicate, as required, with its trading advisors, brokers, FCMs, accountants and other agents and related parties to obtain the information needed to perform the Activities.

         6. COMPENSATION. As compensation for DPM's performance of the Activities pursuant to this Agreement, Client will pay DPM, commencing as of the earlier of the date the Client's Form S-1 Registration Statement is approved by the Securities and Exchange Commisssion or September 1, 2000, a monthly fee equal to twenty two and a half twelfths (22.5/12) basis points of the value of Client's net assets as computed by DPM as of the first day of each month. For example, if net assets equal $25,000,000, the monthly fee would equal $4,687.50 ($25,000,000 multiplied by 0.00225, then divided by 12). In no month will DPM's fee be less than $4,000.00. DPM will send Client an invoice showing the fee for each month within 10 days after the last day of that month. Client will pay the fee within 15 days of receipt of the invoice. In addition to the fee referred to above, DPM will be paid $20.00 per partner per year for expenses associated with mailing and handling. This expense payment will be due initially at the beginning of the term of this agreement and thereafter as each new limited partner is admitted. DPM will reduce this expense payment due at the beginning of the term of this agreement to $17.00 per partner for partners that are processed through the Client's escrow agent during the initial escrow period.

         7. SPECIAL PROJECTS. The parties hereto may agree that DPM undertake to perform additional tasks or projects, as needed, upon terms and conditions, including compensation, to be mutually agreed upon by the parties.

         8. CLIENT'S REPRESENTATIONS. Client represents to DPM that:

         A. Client is duly organized and validly existing as a limited partnership in the State of Illinois and in good standing under the laws of that State and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

         B. Client has full authority and power to execute, deliver, consummate and perform this Agreement, and Client has all necessary registrations, licenses and/or memberships necessary to conduct the activities as described in the Client's Form S-1 Registration Statement.


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         C. The performance by Client of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which Client is a party to or to which it is bound, and does not violate any applicable laws, rules or regulations.

         D. Client is knowledgeable about securities and commodities trading, and aware of the risk of substantial loss in such trading.

         E. Client will ensure that DPM has full access to the relevant trading advisors, brokers, accountants and other agents in order to obtain the information DPM will need to perform the Activities.

         F. All the information relating to Client given to DPM in connection with the transactions contemplated by this Agreement is full, complete and accurate and DPM may reasonably rely on such information until it receives written notice from Client of any changes.

         G. Client will immediately notify DPM if any of the foregoing representations cease to be true.

         9. DPM'S REPRESENTATIONS. DPM represents to Client that:

         A. DPM is duly organized and validly existing as a limited liability company in the State of Delaware and in good standing under the laws of that State and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

         B. DPM has full authority and power to execute, deliver, consummate and perform this Agreement.

         C. The performance by DPM of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which DPM is a party or to which it is bound and does not violate any applicable laws, rules or regulations.

         D. DPM has completed obtained and performed all registrations, filings, approvals, and authorizations, consents or examinations required by any government or governmental authority to perform the Activities contemplated by this Agreement and will maintain the same in effect for so long as this Agreement remains in effect.

         E. DPM will immediately notify Client if any of the foregoing representations cease to be true.

         10. NON-EXCLUSIVE SERVICES. DPM's services to Client are not exclusive and DPM shall be free to render similar and other services to others.


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         11. RELATIONSHIP OF THE PARTIES. DPM shall at no time retain possession of, or have any right, title and interest in Client's assets. DPM is an independent contractor and this Agreement does not establish a joint venture or partnership between DPM and Client, nor authorize any entity to act as general agent, or to enter into any contract or other agreement on behalf of any other party except as specifically provided herein. No party shall be liable to any third party in any way for any unauthorized or negligent act or omission of the other party.

         12. TERM. The term of this Agreement shall begin as of July 1, 2000 and end September 30, 2,001, unless terminated on 90 days written notice by either party hereto. Termination shall not affect DPM's right to compensation earned prior to the date of termination PRO RATA. Unless terminated earlier pursuant to this Section 12 this Agreement will renew itself for successive one-year terms, subject to renegotiation of the terms of compensation and services stated herein.

         13. NOTICES. Any communication, notice or demand pursuant to this Agreement shall be in writing and delivered by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested:

         IF TO DPM:

              Derivatives Portfolio Management, L.L.C.
              Two Worlds Fair Drive
              P.O. Box 6741
              Somerset, New Jersey  08875-6741
              Attention:    Guy J. Castranova

              Telephone:    (732) 560-6216
              Facsimile:    (732) 563-1193

         IF TO CLIENT:

              Rogers International Raw Materials Fund, L.P.
              Beeland Management Company, L.L.C.
              1000 Hart Road
              Barrington, Illinois 60010
              Attention:    Richard L. Chambers

              Telephone:    (847) 304-0450
              Facsimile:    (847) 304-1749

         WITH A COPY TO:

              Robert P. Bramnik, Esq.
              Wildman, Harrold, Allen & Dixon
              225 West Wacker Drive, Suite 2800
              Chicago, IL  60606-1229


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         14. CONFIDENTIALITY. DPM and Client agree to keep confidential the terms of this Agreement and each transaction hereunder, and all related agreements, business practices, financial data, procedures and policies hereunder or otherwise relating to either of them or their affiliates that are not publicly available (the "Confidential Information"). The parties shall keep the Confidential Information in strictest confidence except to perform the services as contemplated by this Agreement or except as required by applicable law or regulation. The obligations of the parties pursuant to this section shall survive termination of this Agreement.

         15. INDEMNIFICATION. DPM agrees to indemnify and hold harmless Client and its officers and employees and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses and attorneys' fees arising out of our in connection with any failure of DPM to perform its obligations hereunder. Client agrees to indemnify and hold harmless DPM and DPM's officers and employees and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses or pursuant to this Agreement. Nothing contained herein shall require either party to indemnify the other for acts of the others, which constitute gross negligence, malfeasance or willful misconduct. The obligations of the parties pursuant to this section shall survive termination of this Agreement.

         16. EMPLOYMENT PRACTICES. Client agrees that it shall not hire or solicit the employment of, or services from, any employee of DPM unless approved in advance by the President of DPM or until a minimum period of three (3) months has passed from the employee's last day of employment with DPM.

         17. GOVERNING LAW. This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of New Jersey.

         18. CONTRACT TERMS TO BE EXCLUSIVE. This Agreement contains the sole and entire agreement between the parties and supersedes any and all other agreements between the parties relating to the subject matter hereof. A modification of this Agreement will be effective only if it is in writing and signed by both parties.

         19. ASSIGNABILITY. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their heirs, executors, successors and assigns. No party shall assign the rights or delegate the duties pursuant to this Agreement without the prior written consent of the other parties.

         20. WAIVER. The waiver by any party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.


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         IN WITNESS WHEREOF, the parties have set their hands and seals on the day first written above.

WITNESS:                         Rogers International Raw Materials Fund, L.P.
                                 an Illinois Limited Partnership

                                 By:      Beeland Management Company, L.L.C.
                                          An Illinois Limited Liability Company


/s/ Clyde Harrison               By: /S/ Richard L. Chambers
---------------------------          -----------------------
                                            Richard L. Chambers


WITNESS:                         DERIVATIVES PORTFOLIO MANAGEMENT, L.L.C.
                                 a Delaware Limited Liability Company



/s/ Pete Brophy                  By: /S/ Guy J. Castranova
---------------------------          -----------------------
                                            Guy J. Castranova, President


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